         EXHIBIT 1.1
EXECUTION VERSION

Designer Brands Inc.
Class A Common Shares
(without par value)
EQUITY DISTRIBUTION AGREEMENT

September 4, 2020

BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

Ladies and Gentlemen:
Designer Brands Inc., an Ohio corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., a Delaware corporation (“BMOCM”), with respect to the issuance and sale from time to time by the Company of the Company’s Class A common shares, without par value (the “Class A Common Shares”), having an aggregate offering price of up to $100 million (the “Maximum Amount”) through or to BMOCM, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-238121) for the registration of the Class A Common Shares (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Class A Common Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to BMOCM, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Basic Prospectus” means the prospectus dated May 8, 2020, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus

Supplement” means the most recent prospectus supplement relating to the Class A Common Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in substantially the form furnished by the Company to BMOCM in connection with the offering of the Class A Common Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(cc) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein, respectively (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
The Company confirms its agreement with BMOCM as follows:
1.Sale and Delivery of the Class A Common Shares.
(a)Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and BMOCM agree that the Company may issue and sell through BMOCM, as sales agent for the Company, the Class A Common Shares (an “Agency Transaction”) as follows:
(i) The Company may, from time to time, propose to BMOCM the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Class A Common Shares are to be sold (each, a “Trading Day”); the maximum number of Class A Common Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Class A Common Shares (the “Floor Price”).

(ii) If such proposed terms for an Agency Transaction are acceptable to BMOCM, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative.
(iii) Subject to the terms and conditions hereof, BMOCM shall use its commercially reasonable efforts to sell all of the Class A Common Shares designated in, and subject to the terms of, such Agency Transaction Notice. BMOCM shall not sell any Share at a price lower than the applicable Floor Price. The Company acknowledges and agrees with BMOCM that (x) there can be no assurance that BMOCM will be successful in selling all or any of such Class A Common Shares, (y) BMOCM shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Class A Common Shares for any reason and (z) BMOCM shall be under no obligation to purchase any Class A Common Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).
(iv) The Company, acting through an Authorized Company Representative, or BMOCM may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Class A Common Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Class A Common Shares sold hereunder prior to the giving of such notice.
(v) If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Class A Common Shares shall be sold on more than one Trading Day, then the Company and BMOCM shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.
(vi) BMOCM, as sales agent in an Agency Transaction, shall not make any sales of the Class A Common Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Class A Common Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and BMOCM in writing.
(vii) The compensation to BMOCM for sales of the Class A Common Shares in an Agency Transaction with respect to which BMOCM acts as sales agent hereunder shall be as set forth on Schedule 4 hereto. BMOCM shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Class A Common Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Class A Common Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to BMOCM with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).
(viii) Settlement for sales of the Class A Common Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”). On each Agency Settlement Date, the Class A Common Shares sold through BMOCM in Agency Transactions for settlement on such date shall be issued and delivered by the Company to BMOCM against payment by BMOCM to the Company of the Net Offering Proceeds from the sale of such Class A Common Shares. Settlement for all such Class A Common Shares shall be effected by free delivery of the Class A Common Shares by the Company or its transfer agent to BMOCM’s or its designee’s account (provided that BMOCM shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Class A Common Shares on any Agency Settlement Date, the Company shall (i) hold BMOCM harmless against any loss, claim, damage or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay BMOCM any commission, discount or other compensation to which it would otherwise be entitled absent such default.
(b)Principal Transactions. If the Company wishes to issue and sell the Class A Common Shares other than as set forth in subsection (a) of this Section 1 (each such sale under this subsection (b) of this Section 1, a “Principal Transaction”), the Company will notify BMOCM of the proposed terms of such Principal Transaction. If BMOCM, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, BMOCM and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Class A Common Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Company or BMOCM unless and until each of the Company and BMOCM has executed such Terms Agreement accepting all of such terms. The commitment of BMOCM to purchase the Class A Common Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.
(c)Maximum Number of Class A Common Shares. Under no circumstances shall the Company propose to BMOCM, or BMOCM effect, a sale of Class A Common Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Class A Common Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Class A Common Shares sold to exceed the number of Class A Common Shares available for offer and sale under the then effective Registration Statement or (iii) cause the number of Class A Common Shares sold pursuant to this Agreement to exceed the number of Class A Common Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to BMOCM in writing.
(d)Regulation M. If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Class A Common Shares, it shall promptly notify the other party and sales of Class A Common Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.
(e)Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Class A Common Shares shall take place, the Company shall not request the sales of any Class A Common Shares that would be sold and BMOCM shall not be obligated to sell or offer to sell any Class A Common Shares during any period in which the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.
(f)Continuing Accuracy of Representations and Warranties. Any obligation of BMOCM to use its commercially reasonable efforts to sell the Class A Common Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.
2.Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, BMOCM as follows:
(a)Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have become effective. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Class A Common Shares in reliance on the exemption of Rule 163 of the Rules and Regulations, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The

Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Rules and Regulations, and the Class A Common Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.
(b)Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to BMOCM pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Class A Common Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to BMOCM for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or any successor system thereto, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to BMOCM furnished in writing to the Company by, or on behalf of BMOCM specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which, as of the date of this Agreement, constitutes the information set forth in Schedule 2 hereto. “Time of Sale” means, (i) with respect to an Agency Transaction, the time of BMOCM’s initial entry into contracts with investors for the sale of such Class A Common Shares and (ii) with respect to a Principal Transaction, the time of sale of such Class A Common Shares.
(c)Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Class A Common Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
(e)Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Class A Common Shares or until any earlier date that the Company notified or notifies BMOCM, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in either the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.
(f)Due Incorporation; Subsidiaries.
(i) The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary.
(ii) With respect to each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”): (A) each Significant Subsidiary has been duly incorporated or organized, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or organization; (B) each Significant Subsidiary has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus; and (C) each Significant Subsidiary is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). All of the Significant Subsidiaries are listed on Schedule 5 hereto.
(g)Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” other than for subsequent issuances, if any, or awards or issuances pursuant to employee benefit plans or equity incentive plans, or upon the exercise of outstanding options or vesting of restricted stock units, in each case either as described in the Prospectus or pursuant to such plans as described in the Prospectus, and other than Class A Common Shares sold pursuant to this Agreement prior to the filing of the Company’s next annual report on Form 10-K or quarterly report on Form 10-Q. The outstanding Class A Common Shares and any other outstanding capital stock of the Company have been, and the Class A Common Shares will be, when issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), duly authorized, validly issued, fully paid and non-assessable and the Class A Common Shares will not be subject to any preemptive, first refusal, or similar right. The description of the Class A Common Shares included or incorporated by reference in the Registration Statement and the Prospectus is, in all material respects, both complete and accurate. Except as described in the Registration Statement and the Prospectus, or awards granted under employee benefit plans or equity incentive plans, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any subsidiary of the Company or any such warrants, convertible securities or obligations. All of the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(h)Financial Statements; Independent Accountant.
(i) The consolidated financial statements of the Company and its subsidiaries (including the related notes thereto) and schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified in all material respects; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the financial statement footnotes, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information required to be stated therein in all material respects; and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby in all material respects; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the material assumptions underlying such pro forma financial information are reasonable or are included or incorporated by reference in the Registration Statement, the Prospectus and any such Permitted Free Writing Prospectus.
(ii) The accountants (the “Accountants”) who have reported on such financial statements and schedules, are (i) independent accountants with respect to the Company as required by the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Accountants have not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.
(i)Accounting System. The Company and each Significant Subsidiary (i) makes and keeps materially accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(j)No Material Adverse Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, or except as described in the Registration Statement and the Prospectus, there has not been a material adverse change in the business, properties, business prospects, condition (financial or otherwise), results of operations or capitalization (including any material adverse change resulting from loss or interference with its business from flood, fire, hurricane, earthquake, any other natural disaster, accident, theft, sabotage, disease outbreak or other calamity or malicious act, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus), of each of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”).
(k)Investment Company. The Company is not, and after giving effect to the offering and sale of the Class A Common Shares and the use of the proceeds therefrom as described in the Registration Statement and the Prospectus will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended
(l)Litigation. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body (including, without limitation, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Exchange), administrative agency or other governmental body, in each case whether domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, which revocation or modification would reasonably be expected to have a Material Adverse Effect. There are no pending investigations known to the Company involving the Company or any of its subsidiaries by any governmental agency having jurisdiction over the Company or any of its subsidiaries or their respective businesses or operations, which investigations would reasonably be expected to have a Material Adverse Effect.
(m)Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of the Company and the Significant Subsidiaries has (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations as materially necessary to carry on its business as described in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it and its business and (iii) performed all material obligations required to be performed by it, and is not in default under any, in each of the following cases, material, indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected. To the knowledge of the Company, no other party under any Contract to which it or its subsidiaries is a party is in default in any respect thereunder or has given written, or, to the knowledge of the officers and directors of the Company, oral, notice to the Company, its subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract, except for such default, termination or non-renewal that would not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Significant Subsidiaries is not in violation of any provision of its organizational documents. The disclosure included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of each of the Company and its subsidiaries as currently conducted and as proposed to be conducted is correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
(n)No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Class A Common Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with a Terms Agreement or the taking by the Company of any action contemplated hereby or thereby, except as have been obtained under the Act, and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by BMOCM of the Class A Common Shares to be sold by the Company hereby or thereby, and for the filing of a Prospectus Supplement and any Permitted Free Writing Prospectus.
(o)Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement and each Terms Agreement. This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company and this Agreement constitutes, and any Terms Agreement will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof or thereof, as the case may be, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. The execution and delivery by the Company of this Agreement and any Terms Agreement and the performance of this Agreement and any Terms Agreement, the consummation of the transactions contemplated hereby and thereby, and the application of the net proceeds from the offering and sale of the Class A Common Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the organizational documents of the Company or any subsidiary of the Company or (ii) except for such violations, breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any subsidiary of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(p)Title to Real and Personal Property. Except as described in the Registration Statement and the Prospectus or as are not material to the business of the Company or its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title to all properties and assets described or incorporated by reference in the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions. Each of the Company and its subsidiaries has valid, subsisting and enforceable leases for the properties described or incorporated by reference in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries, taken as a whole.
(q)Documents Described in Registration Statement. There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Except, in each case, where the failure to do so or where such default would not reasonably be expected to have a Material Adverse Effect, all such documents and Contracts described or incorporated by reference in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company or the relevant subsidiary of the Company, constitute valid and binding agreements of the Company or such subsidiary of the Company and are enforceable against the Company or such subsidiary of the Company in accordance with the terms thereof.
(r)Statistical and Market Data. All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(s)No Price Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Class A Common Shares.
(t)No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the transactions contemplated hereby, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.
(u)Stock Exchange Listing. Prior to the first Settlement Date hereunder, the Class A Common Shares will be duly authorized for listing on the Exchange, subject only to notice of issuance.
(v)Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, no such dispute is threatened.

(w)Taxes. Each of the Company and its subsidiaries has filed all federal, material state and foreign income and material franchise tax returns and has paid all material taxes required to be filed or paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in subsection (h) of this Section 2 in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.
(x)Insurance. Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, where such denial would or has resulted in a Material Adverse Effect.
(y)Defined Benefit Plans. Neither the Company nor any of its subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company or any of its subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance that would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of its subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.
(z)Title to Intellectual Property. Each of the Company and its subsidiaries owns, is licensed or otherwise has adequate rights to use Company technology (including, without limitation, patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information (collectively, the “Intellectual Property”) that are material to its business as currently conducted or as currently proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by the Company or its subsidiaries. Neither the Company nor any of its subsidiaries has received any pending threat of or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, (i) there are no third parties who have or, to the knowledge of the Company, will be able to establish rights to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that the Registration Statement and the Prospectus disclose is licensed to the Company; (ii) to the knowledge of the Company and its subsidiaries, there is no infringement by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Company and its subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company received any claim from a third party that) the Company or its subsidiaries infringe or otherwise violate any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company and its subsidiaries are unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the knowledge of the Company and its subsidiaries, the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its subsidiaries, and all such agreements are in full force and effect; (vii) to the knowledge of the Company and its subsidiaries there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned by the Company or its subsidiaries or that challenges the validity, enforceability or scope of any of the Intellectual Property owned by the Company or its subsidiaries; and (viii) to the knowledge of the Company and its subsidiaries, there is no prior art that may render any patent application within the Intellectual Property owned by the Company and its subsidiaries unpatentable that has not been disclosed to the U.S. Patent and Trademark Office. Except as set forth in the Registration Statement and the Prospectus, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.
(aa)Trademarks. Each of the Company and its subsidiaries owns, or is licensed or otherwise has the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their respective businesses as described in the Prospectus. Neither the Company nor any of its subsidiaries has received any pending notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and each of its subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person. Except as described in the Registration Statement and the Prospectus, each of the Company and its subsidiaries is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.
(bb) Protection of Intellectual Property. Each of the Company and the Significant Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material respects, including, without limitation, complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate. Each of the Company and its subsidiaries has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be valid and enforceable against an unauthorized user.
(cc) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus pursuant to the Rules and Regulations that have not been described or incorporated therein by reference. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company or any subsidiary of the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus pursuant to the Rules and Regulations and that is not so described or incorporated therein by reference. Since the Company became subject to the periodic reporting requirements of the Exchange Act, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company, in each case, in violation of applicable laws, including Section 13(k) of the Exchange Act.
(ab)Environmental Matters. Each of the Company and its subsidiaries is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and is in compliance with all terms and conditions of any such permit, license or approval, except, in the case of clauses (i), (ii) and (iii), for any such noncompliance or failure to receive required permits, licenses or other approvals that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(ac)No Prohibition on its Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly,

from paying any dividends to the Company, from making any other distribution on the subsidiary’s capital stock, from repaying to the Company any loans or advances from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company of the Company, except as described in the Registration Statement and the Prospectus.
(ad)Controls and Procedures. Except as described in the Registration Statement and the Prospectus:
(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.
(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains (i) “effective internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(iii) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(iv) No Deficiencies. The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
(ae)Off-Balance Sheet Transactions. There are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810) arrangements, obligations (including, without limitation, contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.
(af)Audit Committee. The Company’s board of directors (the “Board of Directors”) has validly appointed an audit committee whose composition satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act, and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.
(ag)Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Class A Common Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.
(ah)Accurate Disclosure. The statements included in the Prospectus under the captions “Description of Capital Stock,” and “Plan of Distribution” and the statements in the Registration Statement under Item 15 thereof, insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings, or contracts or other documents, are fair and accurate in all material respects.
(ai)No Unlawful Contributions or Payments. Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or

committed an offense under any other applicable anti-bribery or anti-corruption laws. Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company or its subsidiaries has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(aj)Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ak)No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Class A Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary , joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, principal, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(al)Brokers and Finders. Neither the Company nor any of its subsidiaries is party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Company, any subsidiary of the Company or BMOCM for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Class A Common Shares.
(am)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(an)Cybersecurity. (i)(x) Except as described in the Registration Statement and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, except for, in either (x) or (y) above, any such security breach or other compromise of the Company’s or its subsidiaries’ IT Systems and Data that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.
Any certificate signed by any officer of the Company and delivered to BMOCM or to counsel for BMOCM shall be deemed a representation and warranty by the Company, as the case may be, to BMOCM as to the matters covered thereby.
3.Agreements of the Company. The Company covenants and agrees with BMOCM as follows:
(a)Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. Other than with respect to any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act, the Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to BMOCM within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and BMOCM shall not have objected thereto.
(b)Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of BMOCM it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify BMOCM of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its best efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to BMOCM as many copies as BMOCM may reasonably request of such amendment, supplement or document.
(c)Notifications to BMOCM. The Company shall notify BMOCM promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Class A Common Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment. In connection with the offer and sale of the Class A Common Shares pursuant to the Registration Statement, the Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify BMOCM promptly of all such filings.
(d)Executed Registration Statements. The Company shall furnish to BMOCM, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus).
(e)Undertakings. The Company shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.
(f)Prospectus. Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Company shall furnish to BMOCM, without charge, as many copies of the Prospectus and any amendment or supplement thereto as BMOCM may reasonably request (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto) via electronic mail in “.pdf” format and, at BMOCM’s request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Class A Common Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by BMOCM during the Prospectus Delivery Period. If BMOCM is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Class A Common Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of BMOCM, and at the Company’s own expense, the Company shall prepare and deliver to BMOCM as many copies as BMOCM may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.
(g)Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior written consent of BMOCM, which consent shall not be unreasonably withheld or delayed, shall not make, any offer relating to the

Class A Common Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of BMOCM hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by BMOCM is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in BMOCM or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of BMOCM that BMOCM otherwise would not have been required to file thereunder.
(h)Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Class A Common Shares (the “Renewal Deadline”), any of the Class A Common Shares remain unsold by BMOCM, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Class A Common Shares, in a form satisfactory to BMOCM, (ii) use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Class A Common Shares to continue as contemplated herein and in the expired registration statement relating to the Class A Common Shares. References herein to the Registration Statement relating to the Class A Common Shares shall include such new shelf registration statement.
(i)Notice of Inability to Use Automatic Shelf Registration Statement Form. If, at any time when the Class A Common Shares remain unsold by BMOCO, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall (i) promptly notify BMOCM, (ii) promptly file a new registration statement or post-effective amendment to the existing Registration Statement on the proper form relating to the Class A Common Shares, in a form satisfactory to BMOCM and subject to subsection (a) of this Section 3, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify BMOCM upon such effectiveness. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Class A Common Shares to continue as contemplated herein and in the Registration Statement that was the subject of the notice pursuant to Rule 401(g)(2) or for which the Company has otherwise become ineligible to use. References herein to the Registration Statement relating to the Class A Common Shares shall include such new registration statement or post-effective amendment, as the case may be.

(j)Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Class A Common Shares within the time frame required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).
(k)Compliance with Blue Sky Laws. The Company shall cooperate with BMOCM and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Class A Common Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as BMOCM may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Class A Common Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Class A Common Shares), or subject the Company to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(l)Delivery of Financial Statements. For so long as this Agreement remains in effect, the Company shall furnish to BMOCM (to the extent not available on EDGAR), if reasonably requested by BMOCM, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to BMOCM a copy of each annual or other report it shall be required to file with the Commission, if reasonably requested by BMOCM.
(m)Availability of Earnings Statements. The Company shall make generally available to holders of its securities and BMOCM as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the date hereof, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).
(n)Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by BMOCM, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Class A Common Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of any certificates representing the Class A Common Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Class A Common Shares by

BMOCM, (v) the listing of the Class A Common Shares on the Exchange, (vi) any filings required to be made by BMOCM with FINRA, and the reasonable fees, disbursements and other charges of counsel for BMOCM in connection therewith up to $10,000, (vii) the registration or qualification of the Class A Common Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (k) of this Section 3, including the fees, disbursements and other reasonable charges of counsel to BMOCM in connection therewith, and, if requested by BMOCM, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Class A Common Shares, (x) the Accountants, (xi) any marketing of the offering by the Company, (xii) the reasonable, documented out-of-pocket fees, disbursements and other charges of BMOCM incurred in connection with the offering, including, without limitation, the reasonable fees and disbursements of counsel to BMOCM and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.
(o)No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly including, without limitation, through its subsidiaries, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of Class A Common Shares to facilitate the sale or resale of any of the Class A Common Shares.
(p)Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Class A Common Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” and, except as disclosed in the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Class A Common Shares to repay any outstanding debt owed to BMOCM or any affiliate of BMOCM.
(q)Clear Market. Upon the issuance and during the pendency of any Agency Transaction Notice given hereunder, the Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares or warrants or other rights to acquire Class A Common Shares or any other securities of the Company that are substantially similar to the Class A Common Shares or permit the registration under the Act of any Class A Common Shares, in each case without giving BMOCM at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Company may, without prior written notice, (i) register the offering and sale of the Class A Common Shares through BMOCM pursuant to this Agreement, (ii) issue Class A Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue Class A Common Shares or options to purchase Class A Common Shares granted pursuant to existing employee benefit plans of the Company (iv) issue Class A Common Shares pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, or (v) grant awards pursuant to any employee benefit plan or equity incentive plan of the Company. If notice of a proposed transaction is provided by the Company pursuant to this subsection (q), BMOCM may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by BMOCM.
(r)Stock Exchange Listing. The Company shall use its best efforts to cause the Class A Common Shares to be listed on the Exchange and to maintain such listing.
(s)Additional Notices. The Company shall notify BMOCM immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to BMOCM pursuant to Section 4 below.
(t)Representation Date Certificates. Upon commencement of the offering of the Class A Common Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Class A Common Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K that does not include financial statements), and (iii) Class A Common Shares are delivered to BMOCM pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to BMOCM forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to BMOCM, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 3(t) shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.
(u)Company Counsel Legal Opinions. On each Representation Date, the Company shall cause to be furnished to BMOCM, dated as of such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM, the written opinion of Morgan, Lewis & Bockius LLP, outside counsel for the Company, as described in Section 4(d), substantially to the effect set forth in Exhibit C attached hereto (with the appropriate form to be delivered based on the criteria noted on such Exhibit) but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Class A Common Shares under this Agreement such counsel may furnish BMOCM with a letter (a “Reliance Letter”) to the effect that BMOCM may rely on a prior opinion delivered under this Section 3(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).
(v)Comfort Letters. On each Representation Date, the Company shall cause the Accountants to deliver to BMOCM the comfort letter(s) described in Section 4(f).
(w)Due Diligence. The Company shall reasonably cooperate with any reasonable due diligence review requested by BMOCM or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of BMOCM and its counsel and (ii) at each Representation Date or otherwise as BMOCM may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of BMOCM and its counsel.
(x)Reservation of the Class A Common Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Class A Common Shares for the purpose of enabling the Company to satisfy its obligations hereunder.
(y)BMOCM Trading. The Company hereby consents to BMOCM trading in the Class A Common Shares for BMOCM’s own account and for the account of its clients at the same time as sales of the Class A Common Shares pursuant to this Agreement.
(z)Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Class A Common Shares hereunder shall be deemed to be (i) an affirmation to BMOCM that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Class A Common Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).
(aa)Board Authorization. Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and BMOCM), the Company shall have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Class A Common Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to BMOCM a copy of the relevant board resolutions or other authority. In lieu of delivering such resolutions for dates subsequent to the commencement of the offering of the Class A Common Shares under this

Agreement, the Company may deliver an officer’s certificate indicating that any such previously delivered board resolutions or authority remain in full force and effect.
(ab)Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Class A Common Shares from the Company as the result of an offer to purchase solicited by BMOCM the right to refuse to purchase and pay for such Class A Common Shares.
(ac)Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period (filings made within the deadlines of Rule 12b-25 of the Exchange Act shall be considered timely) and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Class A Common Shares sold through or to BMOCM under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to BMOCM with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).
4.Conditions of the Obligations of BMOCM. The obligations of BMOCM hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:
(a)No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form (ii) no order suspending the qualification or registration of the Class A Common Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to BMOCM and BMOCM did not object thereto.
(b)No Material Adverse Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.
(c)Officers’ Certificates. BMOCM shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to BMOCM, to the effect set forth in clauses (a) and (b) above and to the effect that:
(i) each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;
(ii) as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii) each of the representations and warranties of the Company contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct; and
(iv) each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.
(d)Opinions of Counsel to the Company. BMOCM shall have received, on each Representation Date, an opinion of Morgan, Lewis & Bockius LLP, outside counsel for the Company, dated such date and addressed to BMOCM, substantially to the effect set forth in Exhibit C attached hereto (with the appropriate form to be delivered based on the criteria noted on such Exhibit and with such assumptions and qualifications as such counsel deems appropriate or advisable) or a Reliance Letter in lieu thereof.
(e)Opinion of Counsel to BMOCM. BMOCM shall have received, on each Representation Date, an opinion of Mayer Brown LLP, outside counsel for BMOCM, dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM.
(f)Accountants’ Comfort Letter. BMOCM shall have received, on each Representation Date, letters dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.
(g)Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(w).
(h)Compliance with Blue Sky Laws. Subject to subsection (k) of Section 3, the Class A Common Shares shall be qualified for sale in such states and jurisdictions as BMOCM may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.
(i)Stock Exchange Listing. The Class A Common Shares shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.
(j)Regulation M. The Class A Common Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(k)Additional Certificates. The Company shall have furnished to BMOCM such certificate or certificates, in addition to those specifically mentioned herein, as BMOCM may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of BMOCM.
5.Indemnification.
(a)Indemnification of BMOCM. The Company shall indemnify and hold harmless BMOCM, the directors, officers, employees, counsel and agents of BMOCM and each person, if any, who controls BMOCM within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any amounts paid in settlement if settled in accordance with Section 5(c) and any and all investigative, legal and other expenses reasonably incurred in connection with, any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Class A Common Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Class A Common Shares in the public offering to any person by BMOCM and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Company by BMOCM expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b)Indemnification of the Company. BMOCM shall indemnify and hold harmless the Company, the directors, officers, employees, counsel and agents of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to BMOCM, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Company by, or on behalf of, BMOCM expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus. This indemnity will be in addition to any liability that BMOCM might otherwise have.
(c)Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or BMOCM, the Company and BMOCM shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than BMOCM, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and BMOCM may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and BMOCM on the other hand. The relative benefits received by the Company on the one hand and BMOCM on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and BMOCM, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or BMOCM, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), BMOCM shall not be required to contribute any amount in excess of the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

(e)Survival. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of BMOCM and each person, if any, who controls BMOCM or any such affiliate within the meaning of the Act, and the obligations of BMOCM under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BMOCM, (ii) acceptance of any of the Class A Common Shares and payment therefor or (iii) any termination of this Agreement.
6.Termination.
(a)The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to BMOCM. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Class A Common Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(n)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of BMOCM.
(b)BMOCM may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Class A Common Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(n)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any purchase by BMOCM pursuant to a Terms Agreement, BMOCM may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:
(i) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;
(ii) trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;
(iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;
(iv) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Class A Common Shares on the terms and in the manner contemplated by the Prospectus;
(v) if the Company or any of its subsidiaries shall have sustained a loss material or substantial to the Company or any of its subsidiaries by reason of flood, fire, hurricane, earthquake, any other natural disaster, accident, theft, sabotage, disease outbreak or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Class A Common Shares on the terms and in the manner contemplated by the Prospectus; or
(vi) if there shall have been a Material Adverse Change.
(c)This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, and (B) such date that the aggregate gross sales proceeds of the Class A Common Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Class A Common Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(n)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by BMOCM or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Class A Common Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.Miscellaneous.
(a)Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company, at the office of the Company, Designer Brands Inc. 810 DSW Drive Columbus, Ohio 43219, Attention: Chief Executive Officer, with a copy to (which copy shall not constitute notice) Morgan, Lewis & Bockius  LLP, One Oxford Centre, Thirty-Second Floor, Pittsburgh, Pennsylvania, 15219, Attention: Celia A. Soehner, email: celia.soehner@morganlewis.com or (ii) if to BMOCM, at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Equity Capital Markets desk, with a copy to the Legal Department (Fax: (212) 702-1205). Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of BMOCM, electronic mail to any Authorized Company Representative).
(b)No Third Party Beneficiaries. The Company acknowledges and agrees that BMOCM is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Class A Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, BMOCM is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BMOCM shall have no responsibility or liability to the Company with respect thereto. Any review by BMOCM of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BMOCM and shall not be on behalf of the Company.
(c)Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of BMOCM or any of their controlling persons and shall survive delivery of and payment for the Class A Common Shares hereunder.
(d)Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Class A Common Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and BMOCM, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, BMOCM owes no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) BMOCM has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Class A Common Shares contemplated by this Agreement or the process leading thereto (irrespective of whether BMOCM or its affiliates has advised or is currently advising the Company on other matters) and BMOCM has no obligation to the Company with respect to the offering of the Class A Common Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) BMOCM and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) BMOCM has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(e)Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.
(f)Counterparts. This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Agreement acknowledges that electronic signatures, whether digital or encrypted, of a party may be included in this Agreement and if so, are intended to authenticate this writing and to have the same force and effect as a manual signature. “Electronic signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
(g)Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(h)Waiver of Jury Trial. Each of the Company and BMOCM hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
(i)Titles and Subtitles. The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.
(j)Entire Agreement. Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by BMOCM and the Company.
[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and BMOCM.

Very truly yours,

DESIGNER BRANDS INC.

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President and
Chief Financial Officer

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By: /s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global ECM

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1
[AUTHORIZED COMPANY REPRESENTATIVES]

SCHEDULE 2
[INFORMATION SUPPLIED BY BMOCM]

SCHEDULE 3
[ISSUER FREE WRITING PROSPECTUSES]

SCHEDULE 4
[COMMISSION]

SCHEDULE 5
[SIGNIFICANT SUBSIDIARIES]

EXHIBIT A
[TRANSACTION NOTICE]

EXHIBIT B
[TERMS AGREEMENT]

EXHIBIT C
[COMPANY COUNSEL LEGAL OPINIONS]